Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Joseph H. Capper, the President and Chief Executive Officer of BioTelemetry, Inc. (the “Company”), and Heather C. Getz, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.              The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.              The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2015

/s/ Joseph H. Capper	/s/ Heather C. Getz
Joseph H. Capper	Heather C. Getz, CPA
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer

This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.